UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 29, 2025

Applied DNA Sciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-36745 (Commission File Number)	59-2262718 (IRS Employer Identification No.)

50 Health Sciences Drive

Stony Brook, New York 11790

(Address of principal executive office) (Zip Code)

631-240-8800

(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	APDN	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On September 29, 2025, Applied DNA Sciences, Inc., a Delaware corporation (the “Company”) entered into a securities purchase agreement (the “Cash Securities Purchase Agreement”) with certain accredited investors (the “Cash Purchasers”) pursuant to which the Company agreed to sell and issue to the Cash Purchasers in a private placement offering (the “Cash Offering”) an aggregate of 4,730,178 shares (the “Shares”) of common stock of the Company, par value $0.001 per share (the “Common Stock”), and/or prefunded warrants in lieu thereof (the “Prefunded Warrants”), and Series E Warrants (the “Common Warrants”) to purchase 4,730,178 shares of Common Stock at a per share exercise price of $3.82. In the Cash Offering, the Purchasers will tender U.S. dollars or the cryptocurrency stablecoin issued by Circle Internet Group, Inc. commonly referred to as “USDC” to the Company as consideration for the Shares and/or Prefunded Warrants and the Common Warrants. Lucid Capital Markets, LLC (the “Placement Agent”) is acting as sole placement agent for the Offering (as defined below).

Also on September 29, 2025, the Company entered into a securities purchase agreement (the “Cryptocurrency Securities Purchase Agreement,” and together with the Cash Securities Purchase Agreement, the “Securities Purchase Agreement”) with certain accredited investors (the “Cryptocurrency Purchasers,” and together with the Cash Purchasers, the “Purchasers”) pursuant to which the Company agreed to sell and issue to the Cryptocurrency Purchasers in a private placement offering (the “Cryptocurrency Offering,” and together with the Cash Offering, the “Offering”) 3,334,471 prefunded warrants (the “Cryptocurrency Prefunded Warrants”) to purchase shares of Common Stock at a per share exercise price of $3.82 and 3,334,471 common stock purchase warrants (the “Cryptocurrency Common Warrants”) at a per share exercise price of $3.82. In the Cryptocurrency Offering, the Cryptocurrency Purchasers will tender cash equivalents of crypto-currency (or trust units or interests that that hold crypto-currency) acceptable (in form and value) to the Company as consideration for the Cryptocurrency Common Warrants and the Cryptocurrency Prefunded Warrants.

The Company intends to close the Offering on or around on October 1, 2025 (the “Closing Date”). The gross proceeds of the Offering are expected to be approximately $26.8 million. Unless otherwise indicated, capitalized terms used but not defined in this Item 1.01 shall have the meanings set forth in the Securities Purchase Agreement, as applicable.

Prior to the Closing Date, the Company was a biotechnology company focused on providing nucleic-acid production solutions for the biopharmaceutical and diagnostics industries. The Company’s technologies enabled cell-free manufacturing of deoxyribonucleic acid (DNA) and ribonucleic acid (RNA), which are essential components for a new generation of advanced biotherapeutics, such as gene therapies, adoptive cell therapies, messenger RNA therapeutics and DNA vaccines, as well as diagnostic applications.

The Company intends to use the net proceeds from the Offering for working capital purposes and will primarily use such proceeds in its BNB-focused treasury strategy wherein it will manage digital assets, primarily in the native cryptocurrency of the Binance Coin blockchain commonly referred to as “BNB”, including staking, restaking, and liquid staking of BNB, and participation in other Binance ecosystem yield opportunities to contribute the BNB to the Company’s treasury operations (together, the “BNB Strategy”).

Each of the Prefunded Warrants and the Cryptocurrency Prefunded Warrants is exercisable for one share of Common Stock at the exercise price of $0.0001 per share of Common Stock underlying the Prefunded Warrant or Cryptocurrency Prefunded Warrant (a “Prefunded Warrant Share”). The Prefunded Warrants are immediately exercisable and may be exercised at any time until all of the Prefunded Warrants issued in the Offering are exercised in full. The Cryptocurrency Prefunded Warrants are exercisable on or after the later of (i) the date the Stockholder Approval is obtained and (ii) the date that the Subscription Amount is delivered in transferrable form reasonably acceptable to the Company with good and marketable title and is free and clear of any security interests, pledges, liens, restrictions, claims or encumbrances of any kind, and thereafter may be exercised at any time until five (5) years after the date of their initial issuance. Each holder’s ability to exercise its Prefunded Warrants or Cryptocurrency Prefunded Warrants in exchange for shares of Common Stock is subject to certain beneficial ownership limitations set forth therein. Each of the Common Warrants and Cryptocurrency Common Warrants is exercisable for one share of Common Stock at the exercise price of $3.82 per share of Common Stock (a “Common Warrant Share”). The Common Warrants are exercisable for cash immediately upon issuance and thereafter may be exercised at any time until five (5) years after such issuance. The Cryptocurrency Common Warrants are exercisable for cash on or after the later of (i) the date the Stockholder Approval is obtained and (ii) the date that the Subscription Amount is delivered in transferrable form reasonably acceptable to the Company with good and marketable title and is free and clear of any security interests, pledges, liens, restrictions, claims or encumbrances of any kind, and thereafter may be exercised at any time until five (5) years after the date of their initial issuance. The Common Warrants and the Cryptocurrency Common Warrants may also be exercised on a cashless basis at any time beginning six (6) months after their initial issuance if, at the time of exercise, there is no effective registration statement registering, or the prospectus contained therein is not available for, the resale of the Common Warrant Shares by the holder thereof and are subject to cancellation by the Company if they are not exercised after certain specified trading criteria of the Common Stock is satisfied.

The Common Stock, the Shares, the Common Warrants, the Cryptocurrency Common Warrants, the Common Warrant Shares, the Prefunded Warrants, the Cryptocurrency Prefunded Warrants and the Prefunded Warrant Shares are being offered in reliance upon the exemption from the registration requirement of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) thereof and/or Rule 506(b) of Regulation D promulgated thereunder, and applicable state securities laws. The issuances of the Common Stock, the Shares, the Common Warrants, the Cryptocurrency Common Warrants, the Prefunded Warrants and the Cryptocurrency Prefunded Warrants have not been registered under the Securities Act and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

Registration Rights Agreements

In connection with entering into the Securities Purchase Agreement, on or prior to the Closing Date, the Company and the Cash Purchasers intend to enter into a Registration Rights Agreement (the “Cash Registration Rights Agreement”) and the Company and the Cryptocurrency Purchasers intend to enter into a Registration Rights Agreement (the Cryptocurrency Registration Rights Agreement”), pursuant to which the Company will agree to file a registration statement with the U.S. Securities and Exchange Commission (the “SEC”) within thirty (30) days of the Closing Date registering, as applicable, the resale of the Common Stock sold in the Offering or underlying the Prefunded Warrants, the Cryptocurrency Prefunded Warrants, the Common Warrants, the Cryptocurrency Warrants, the Advisory Warrants (as described below) and the Placement Agent Warrants (as described below).

Strategic DAS Agreement

In connection with the Offering, on September 29, 2025, the Company entered into a strategic digital assets services agreement (the “Strategic DAS Agreement”) with Cypress LLC, a Puerto Rico limited liability company (the “Services Provider”), pursuant to which the Company appointed the Services Provider to provide discretionary asset management services (i) in compliance with the Company’s BNB Strategy, (ii) with respect to any other cryptocurrency or digital asset strategies subject to the Company’s approval, in each case, solely with respect to the Account Assets (as defined below) in the accounts or cryptocurrency “wallets” identified by the Company after consultation with the Services Provider (collectively, the “Account”) for an initial term of five (5) years, which will automatically and without further action renew for successive one (1) year terms unless the Company or the Services Provider notifies the other in writing of its desire not to renew the Strategic DAS Agreement at least thirty (30) days prior to the expiration of the term in effect.

The assets subject to the Strategic DAS Agreement consist of (i) the proceeds of the Offering, and (ii) any additional assets designated by the Company as “Account Assets” in writing, in each case which the Company agrees it has placed or will place into the Account, as well as all investments or reinvestments thereof, proceeds of, income on and additions or accretions to same, including all assets which are or were in the Account, but which are staked from time to time in accordance with the Strategic DAS Agreement (together, the “Account Assets”). The Account Assets will be held in cryptocurrency wallets established and controlled by the Company, to which the Services Provider has restricted and trade-only access. Title to the Account and all Account Assets shall be held in the name of the Company, provided that for convenience in buying, selling and exchanging assets, with the consent of the Company, title to such assets may be held in the name of a third-party custodian acceptable to the Company and the Services Provider (the “Custodian”).

The Services Provider will be compensated according to a management and incentive fee schedule as set forth in the Strategic DAS Agreement. The Company is responsible for all reasonable and documented expenses related to the operation of the Account, including custodial fees, bank service fees, brokerage commissions and all other brokerage transaction costs, clearing and settlement fees, interest and withholding or transfer taxes incurred in connection with trading for the Account, and any other reasonable and documented fees and expenses related to the trading and investment activity of the Account. The Services Provider does not provide advice with respect to, or manage, and the Account Assets shall not include any assets reasonably know to Services Provider to be, “investment securities” as defined under the Investment Company Act of 1940 (the “Investment Company Act”) or “commodity interests” as defined under the Commodity Exchange Act of 1936, as amended (the “CEA”). In addition, the arrangement is structured to avoid requiring (i) the registration of either the Account, the Company, the Services Provider or any of their respective affiliates as an investment company under the Investment Company Act, (ii) the registration of Services Provider or any of its affiliates as an investment adviser under the United States Investment Advisers Act of 1940, as amended, (iii) the Account or the Company or any of its affiliates to become a “commodity pool” as defined in the CEA, and (iv) the Services Provider or any of its affiliates to register as a commodity pool operator or commodity trading advisor pursuant to the CEO or to become a member of the National Futures Association.

As set forth in the Strategic DAS Agreement, the Company has agreed to pay to the Services Provider a fixed-rate management fee accrued and payable monthly (prorated for partial months) in arrears, equal to 1/12 of 1.25% per annum multiplied by the net asset value of the Account as of the last day of each month, before taking into account the estimated accrued incentive fee (as described below), if any. The management fee shall be payable within fifteen (15) days of the Company’s receipt of an invoice from the Services Provider after the end of each month. In addition, the Company has agreed to pay to the services provider an incentive fee for each Incentive Period (as defined in the Strategic DAS Agreement) relating to the Account equal to 10% on net returns, multiplied by the amount, if any, by which the increase in net asset value of the Account during such Incentive Period (excluding any amounts contributed to or withdrawn from the Account during such Incentive Period) exceeds the sum of (x) net asset value for the Account as of the later of September 29, 2025 and the last time an incentive fee was paid in respect of the Account and (y) the aggregate management fees, to the extent not included in the calculation of net asset value, to Services Provider during such Incentive Period.

The Strategic DAS Agreement has an initial term of five (5) years. The Strategic DAS Agreement may be terminated by (i) either the Company or the Services Provider upon thirty (30) days’ prior written notice for Cause (as defined in the Strategic DAS Agreement); (ii) by either the Company or the Services Provider, without Cause, effective as of the end of the initial term of the Strategic DAS Agreement or any renewal period, upon at least thirty (30) days’ prior written notice of non-renewal; or (iii) by the Services Provider if it becomes unlawful under any applicable law for Services Provider to perform any or all of its obligations under the Strategic DAS Agreement, in which case the Services Provider shall immediately suspend its performance of all unlawful obligations under the Strategic DAS Agreement and terminate it with three (3) days’ prior written notice to the Company. If the Strategic DAS Agreement is terminated by the Company for any other reason than with respect to the Services Provider’s Cause or pursuant to clause (ii) of the immediately preceding sentence, or by the Services Provider with respect to the Company’s Cause, the Company shall pay liquidated damages to the Services Provider in an amount equal to all fees and other compensation that would have accrued to Services Provider under the Strategic DAS Agreement from the date of the termination through the end of the then-current term (assuming a net asset value of the Accounts as of the date of termination, plus the Assumed Return on Investments (as defined in the Strategic DAS Agreement)), paid monthly throughout the term in effect in accordance with the Strategic DAS Agreement.

The Services Provider is not authorized to act as custodian of the Company’s assets, nor to take possession, title or authority to any Account Assets. The Services Provider may provide similar services to other clients, and the Services Provider or its affiliates may engage in transactions for their own accounts. The Strategic DAS Agreement contains customary representations, warranties, confidentiality, indemnification and limitation of liability provisions, and is governed by the laws of the State of New York.

Strategic Advisor Agreement

On September 29, 2025, the Company entered into a Strategic Advisor Agreement (the “Strategic Advisor Agreement”) with Cypress Management LLC, a Puerto Rico limited liability Company (the “Strategic Advisor”), pursuant to which the Company engaged the Strategic Advisor to provide strategic advice, guidance, and technical advisory services relating to the Company’s business, operations, growth initiatives and industry trends in the crypto technology sector for an initial term of five (5) years, which will automatically and without further action renew for successive one (1) year terms unless the Company or the Strategic Advisor notifies the other in writing of its desire not to renew the Strategic Advisor Agreement at least thirty (30) days prior to the expiration of the term in effect. The Strategic Advisor or the Company may terminate the Strategic Advisor Agreement immediately upon written notice to the other party if the Company or the Strategic Advisor, as applicable, materially breaches the Strategic Advisor Agreement and fails to cure such breach within thirty (30) days after receipt of such written notice. The Company and the Strategic Advisor may terminate the Strategic Advisor Agreement by mutual agreement at any point during the term. Either the Company or the Services Provider may terminate the Strategic Advisor Agreement by giving a termination notice to the other party if the other party (a) voluntarily files or has filed against it a petition under applicable bankruptcy or insolvency laws that is not released within sixty (60) days after filing, (b) proposes any dissolution, composition or financial reorganization with creditors or if a receiver, trustee, custodian or similar agent is appointed or takes possession with respect to all or substantially all property or business of such party, or (c) makes a general assignment for the benefit of creditors, and such termination would become effective ten (10) days after receipt of the termination notice. The Strategic Advisor Agreement shall automatically terminate upon termination of the Strategic DAS Agreement.

Pursuant to the terms of the Strategic Advisor Agreement, the Company will pay a monthly fee of $60,000 to the Strategic Advisor and issue to the Strategic Advisor five (5) year warrants to purchase Common Stock (the “Advisory Warrants”) equal to 9.5% of the shares of Common Stock outstanding on the Closing Date on an as-converted, fully diluted basis (including counting the Prefunded Warrants). The exercise price per share of the Advisory Warrants is equal to a 15% premium to the price of the Common Stock on the Closing Date and may be issued to certain designees of the Strategic Advisor in its sole discretion. The Advisory Warrants are exercisable for cash, in whole or in part, at any time and from time to time, for a period of five (5) years from the date of issuance and may also be exercised on a cashless basis at any time beginning six (6) months after their initial issuance if, at the time of exercise, there is no effective registration statement registering, or the prospectus contained therein is not available for, the resale of the underlying shares of Common Stock by the holder thereof. The Strategic Advisor Agreement also contains customary representations and warranties, confidentiality provisions and limitations on liability.

The Advisory Warrants and the shares of Common Stock underlying the Advisory Warrants are being offered in reliance upon the exemption from the registration requirements of the Securities Act, pursuant to Section 4(a)(2) thereof and/or Rule 506(b) of Regulation D promulgated thereunder, and applicable state securities laws. The issuance of the Advisory Warrants have not been registered under the Securities Act and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

The foregoing descriptions of the Prefunded Warrants, the Common Warrants, the Cryptocurrency Prefunded Warrants, the Cryptocurrency Common Warrants, the Advisory Warrants, the Cash Securities Purchase Agreement, the Cryptocurrency Securities Purchase Agreement, the Cash Registration Rights Agreement, the Cryptocurrency Registration Rights Agreement, the Strategic DAS Agreement and the Strategic Advisor Agreement do not purport to be complete and are subject to, and qualified in their entirety by reference to the complete text of those agreements, which the Company intends to file promptly as exhibits to a subsequent Current Report on Form 8-K.

Item 3.02 Unregistered Sale of Equity Securities.

The information contained above in Item 1.01 relating to the issuance of the Common Stock, the Shares, the Common Warrants, the Prefunded Warrants, and the Advisory Warrants is hereby incorporated by reference into this Item 3.02.

Neither this Current Report on Form 8-K nor any exhibit attached hereto is an offer to sell or the solicitation of an offer to buy shares of Common Stock or other securities of the Company.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 28, 2025, Judith Murrah informed the Company of her intention to step down from her positions as the Company’s Chief Executive Officer and President effective September 29, 2025. As described below, Ms. Murrah’s title is Strategic Transition Advisor and she will remain as Chairperson of the Company’s Board of Directors (the “Board”) until a new Chairperson is duly confirmed by the Nominating Committee of the Board and thereafter as a member of the Board. Ms. Murrah’s resignation is not the result of any dispute or disagreement with the Company or the Board on any matter relating to the Company’s operations, policies or practices.

On September 28, 2025, Sanford R. Simon informed the Company of his intention to step down from his position as a member of the Company’s Board effective September 29, 2025. Mr. Simon’s resignation is not the result of any dispute or disagreement with the Company or the Board on any matter relating to the Company’s operations, policies or practices

In connection with Ms. Murrah’s resignation, Ms. Murrah and the Company entered into a separation agreement dated September 29, 2025 (the “Separation Agreement”), pursuant to which during a transition period commencing on the date of the Separation Agreement and ending twenty (20) business days thereafter (the “Separation Date”), Ms. Murrah’s title is Strategic Transition Advisor and she will remain as Chairperson of the Board until a new Chairperson is duly confirmed by the Nominating Committee of the Board and thereafter as a member of the Board. The Company shall pay to Ms. Murrah, contingent upon her compliance with the terms of the Separation Agreement, a rate of $340,000 per annum commencing on the effective date of her separation and ending on the Separation Date. The Separation Agreement also provides that the Company shall pay to Ms. Murrah, contingent upon her compliance with the terms of the Separation Agreement, a total gross amount of $400,000 to be paid in a lump sum on or before November 17, 2025. The Separation Agreement also provides for a customary general release of claims in favor of the Company and customary post-employment covenants, including with respect to confidentiality and non-disparagement.

The foregoing summary of the Separation Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to the full text of the Separation Agreement, which the Company intends to file promptly as an exhibit to a subsequent Current Report on Form 8-K.

On September 28, 2025, the Board approved the appointment of Clay D. Shorrock, current Chief Legal Officer of the Company and President of LineaRx, Inc., the Company’s biotherapeutics subsidiary, as Chief Executive Officer of the Company, effective September 29, 2025. Mr. Shorrock assumed the role of Chief Executive Officer from Judith Murrah.

On September 28, 2025, the Board approved new Employment Agreements (together, the “Employment Agreements”) with Mr. Shorrock and Beth Jantzen, Chief Financial Officer of the Company. The Employment Agreements provide that Mr. Shorrock will be appointed as Chief Executive Officer and Ms. Jantzen will continue to serve in her role as Chief Financial Officer of the Company. The terms of the Employment Agreements began on September 29, 2025 and Mr. Shorrock and Ms. Jantzen will each hold office until the election and qualification of a successor or until either individual’s earlier death, resignation or removal.

Pursuant to the Employment Agreements, Mr. Shorrock’s and Ms. Jantzen’s annual base salary will each be $400,000. Mr. Shorrock will be paid a one-time cash bonus of $175,000 and Ms. Jantzen will be paid a one-time cash bonus of $150,000. Mr. Shorrock and Ms. Jantzen will both receive stock options of Common Stock with a grant-date fair value of $200,000 within seven (7) days of the effective dates of the Employment Agreements which will vest quarterly over one (1) year. Mr. Shorrock and Ms. Jantzen will each be eligible for a performance bonus in the event the Company enters into a strategic transaction (such as, but not limited to a merger, sale or licensing of all or substantially all of the Company assets that existed prior to September 17, 2025), or a restructuring, equal to five percent (5.0%) of the net proceeds of the strategic transaction or net absolute cash retained at the time of the restructuring. The Board, acting in its discretion, may grant cash or equity/options/restricted stock units to Mr. Shorrock and Ms. Jantzen for achieving or progressing stated company goals.

The Employment Agreements also provide that upon termination without Cause (as defined in the Employment Agreements) or resignation for Good Reason (as defined in the Employment Agreements) of each of Mr. Shorrock and Ms. Jantzen’s employment then Mr. Shorrock and Ms. Jantzen will each be entitled to $400,000 or their then current annual base salary, together with all Accrued Benefits (as defined in the Employment Agreements). Upon a Change in Control (as defined in the Employment Agreements) or termination due to death or disability, Mr. Shorrock and Ms. Jantzen will each generally be entitled to receive the same payments and benefits they each would have received if their employment had been terminated by the Company without Cause (as described in the preceding paragraph), other than salary continuation payments.

Mr. Shorrock, age 42, has served as the Company’s Chief Legal Officer and Executive Director of Business Development since April 2021, and as the President of LineaRx since December 2024. Mr. Shorrock leads the Company’s legal, regulatory, risk mitigation, intellectual property and business development functions and has been instrumental in the development of the Company’s LineaDNA and LineaIVT platforms. Mr. Shorrock previously served as general and intellectual property counsel to the Company from November 2016 through April 2019. Prior to rejoining the Company in April 2021, Mr. Shorrock was a member of the intellectual property groups of Florida-based Lowndes, Drosdick, Doster, Kantor & Reed, P.A. from February 2020 until April 2021 and Allen, Dyer, Doppelt & Gilchrist, P.A. from May 2019 until January 2020. Earlier in his career Mr. Shorrock was an associate at several New Jersey-based law firms where he focused on intellectual property and complex commercial transactions. Mr. Shorrock holds a B.A. in Biology from Franklin and Marshall College and a J.D. with a concentration in intellectual property from Seton Hall University Law School.

There are no arrangements or understandings between Mr. Shorrock or Ms. Jantzen and any other persons pursuant to which either individual was selected as an officer. Neither Mr. Shorrock nor Ms. Jantzen has any family relationships with any of the Company’s directors or executive officers. There are no transactions involving the Company and either Mr. Shorrock or Ms. Jantzen that the Company would be required to report pursuant to Item 404(a) of Regulation S-K.

The foregoing summary of the Employment Agreements do not purport to be complete and are subject to, and qualified in their entirety by reference to the full text of the Employment Agreements, which the Company intends to file promptly as exhibits to a subsequent Current Report on Form 8-K.

Item 8.01 Other Events.

Placement Agent Warrants

In connection with the Offering, on August 10, 2025, the Company entered into an engagement agreement with the Placement Agent (the “Placement Agent Agreement”), pursuant to which the Placement Agent agreed to act as Placement Agent for the Offering. The term of the Placement Agent Agreement is ninety (90) days from September 9, 2025. If the Company closes the Offering, the term of the Placement Agent Agreement shall be extended until the earlier of (i) the closing date of an at-the-market offering of the Company’s Common Stock (the “ATM Offering”), or (ii) ninety (90) days from the closing of the Offering. Pursuant to the Placement Agent Agreement, the Company agreed to pay the Placement Agent fees and warrants as follows: (i) if the Company completes the Offering, a fee equal to 7.0% of gross proceeds raised in the Offering; (ii) at the closing of the Offering, the Company will sell to the Placement Agent warrants (the “Placement Agent Warrants”) to purchase Common Stock equal to 5.0% of Common Stock sold in such offering at a price of $50; (iii) if the Company completes an ATM Offering, a sales commission of 3.0% of gross proceeds from the securities sold in the Offering; and (iv) if the Company consummates a business combination for the purpose of potentially effectuating a digital asset treasury company strategy, a fee equal to 3.5% of the consideration paid or received by the Company in such transaction. The exercise price per share of the Placement Agent Warrants is equal to 115% of the price of the Common Stock issued in Offering. The Placement Agent Warrants are exercisable for cash, in whole or in part, at any time and from time to time, for a period of five (5) years from the date of issuance and may also be exercised on a cashless basis at any time beginning six (6) months after their initial issuance if, at the time of exercise, there is no effective registration statement registering, or the prospectus contained therein is not available for, the resale of the underlying shares of Common Stock by the holder thereof.

If the Offering closes, the Placement Agent Warrants and the shares of Common Stock underlying the Placement Agent Warrants will be offered in reliance upon the exemption from the registration requirements of the Securities Act, pursuant to Section 4(a)(2) thereof and/or Rule 506(b) of Regulation D promulgated thereunder, and applicable state securities laws. The issuance of the Placement Agent Warrants will not have been registered under the Securities Act and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

The foregoing descriptions of the Placement Agent Agreement and the Placement Agent Warrants do not purport to be complete and are subject to, and qualified in their entirety by reference to the full texts of the Placement Agent Agreement and the Form of Placement Agent Warrant, which the Company intends to file promptly as exhibits to a subsequent Current Report on Form 8-K..

Consulting Warrants

In order to support the implementation of its BNB-focused treasury strategy, on September 23, 2025, the Company entered into consulting arrangements with Ground Tunnel Capital LLC (the “Consultant”) pursuant to which the Company (i) will engage the Consultant to provide certain advisory and marketing services and (ii) will receive premium sponsorship benefits at all SALT conferences globally for a period of thirty-six (36) months. The consultant agreements have a term of three (3) years and shall terminate on September 23, 2028. Pursuant to the consulting arrangements, the Consultant shall be paid a fee of (a) $1,000,000 and (b) $250,000 paid quarterly from December 2025 until September 2027. In addition, immediately following the closing of the Offering, the Consultant will receive Consultant warrants (the “Consultant Warrants”) exercisable for a number of common shares of the Company equal to 1% of the fully diluted outstanding equity of the Company as of immediately following the closing of the Offering. The exercise price per share of the Consultant Warrants is equal to 115% of the per-share purchase price under the Securities Purchase Agreement. The Consultant Warrants are exercisable for cash, in whole or in part, at any time and from time to time, for a period of five (5) years from the date of issuance and may also be exercised on a cashless basis at any time beginning six (6) months after their initial issuance if, at the time of exercise, there is no effective registration statement registering, or the prospectus contained therein is not available for, the resale of the underlying shares of Common Stock by the holder thereof.

If the Offering closes, the Consultant Warrants and the shares of Common Stock underlying the Consultant Warrants will be offered in reliance upon the exemption from the registration requirements of the Securities Act, pursuant to Section 4(a)(2) thereof and/or Rule 506(b) of Regulation D promulgated thereunder, and applicable state securities laws. The issuance of the Consultant Warrants will not have been registered under the Securities Act and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

Portions of this Current Report may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties. Although the Company believes any such statements are based on reasonable assumptions, there is no assurance that the actual outcomes will not be materially different due to a number of factors. Any such statements are made in reliance on the “safe harbor” protections provided under the Private Securities Litigation Reform Act of 1995. Additional information about significant risks that may impact the Company is contained in the Company’s filings with the Securities and Exchange Commission and may be accessed at www.sec.gov. The Company is under no obligation, and expressly disclaims any obligation, to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

APPLIED DNA SCIENCES, INC.

Dated: September 29, 2025	By:	/s/ Clay Shorrock
	Name:	Clay Shorrock
	Title:	Chief Executive Officer